EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2017 First Quarter

Revenue Up 19%; GAAP Operating Income $477,000; Non-GAAP Adj. EBITDA $1.1 Million

Naperville, IL, February 14, 2017 /Accesswire / – GEE Group Inc. (NYSE MKT: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced results for the first quarter ended December 31, 2016.

2017 First Quarter Highlights

•	Revenue for the fiscal 2017 first quarter was approximately $21 million up approximately 19% over the first quarter of fiscal 2016 amount of approximately $17.6 million. Contract staffing services contributed approximately $19.8 million or approximately 94% of revenue and direct placement services contributed approximately $1.2 million or approximately 6% of revenue. This compares to contract staffing services of approximately $16 million or approximately 91% of revenue and direct placement services of approximately $1.6 million or approximately 9% of revenue respectively for the same quarter of fiscal 2016. Revenue from the combined professional contract and professional direct placement services which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties was approximately $15 million and represents approximately 72% of total revenue for the 2017 fiscal first quarter compared to approximately $11.6 million or approximately 66% of total revenue for first quarter of fiscal 2016. The revenue mix shift is due to the execution of the Company’s strategic plan to focus on the higher margin and more profitable professional staffing and solutions services sectors through organic growth and acquisitions.

•	Overall gross margin for the fiscal first quarter ended December 31, 2016 (including direct placement services) was approximately 26% compared to approximately 30% for the fiscal first quarter ended December 31, 2015. The change in the overall gross margin was primarily due an overall increase in contract staffing revenue and the change in revenue mix for the 2017 fiscal first quarter vs. the 2016 prior year fiscal first quarter and greater direct placement revenue (which is recorded at 100% gross margin) for the prior year fiscal first quarter. Professional contract staffing services gross margin (excluding direct placement services) for the 2017 fiscal first quarter was approximately 24% compared to approximately 30% for the 2016 fiscal first quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue from vendor management systems (VMS) and managed service providers (MSP) customers, specialty revenue mix change and gross margin differential from revenue contributed by acquisitions. Industrial contract services gross margin for the 2017 fiscal first quarter was approximately 16.4% compared to approximately 11.7% for the 2016 fiscal first quarter. The increase in industrial contract services gross margin resulted from better pricing for existing and new customers, the shedding of less profitable customers and the benefit of a new workers compensation program.

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•	Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2017 fiscal first quarter was approximately 21.4% compared to approximately 25.6% of revenue for the 2016 fiscal first quarter; a decline of approximately 4.2 percentage points.

•	GAAP income from operations for the 2017 fiscal first quarter was approximately $477,000 compared to a GAAP loss from operations of approximately $69,000 for the comparable 2016 fiscal first quarter.

•	GAAP net income for the 2017 fiscal first quarter was approximately $51,000 compared to a GAAP net loss of approximately $394,000 for the comparable 2016 fiscal first quarter.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, merger and integration expenses (adjusted EBITDA, a non-GAAP financial measure) for the 2017 fiscal first quarter was approximately $1.1 million vs. approximately $942,000 for the comparable prior year fiscal first quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (net loss) attached to this press release).

The aforementioned 2017 Fiscal First Quarter Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2014, 2015, and 2016; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

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2017 First Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $21 million for the fiscal first quarter ended December 31, 2016 up approximately 19% as compared to revenue of approximately $17.6 million for the fiscal first quarter ended December 31, 2015. Total revenue for the 2017 fiscal first quarter was impacted to some extent by fewer billing days in the quarter, an unusual holiday schedule and an apparent hesitancy by hiring managers to close open job orders in light of the forthcoming presidential election although demand remained solid throughout the quarter. Contract staffing services contributed approximately $19.8 million or approximately 94% of consolidated revenue and direct placement services contributed approximately $1.2 million or approximately 6% of consolidated revenue for the 2017 fiscal first quarter versus approximately $16 million or approximately 91% of consolidated revenue and approximately $1.6 million or approximately 9% of consolidated revenue respectively for the 2016 fiscal first quarter. The increase in contract staffing services revenue of approximately $3.8 million for the 2017 fiscal first quarter over the comparable prior year fiscal first quarter was primarily due to an increase of approximately $3.8 million in professional contract staffing services revenue including significant contributions from acquisitions. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties. GEE Group’s strategic plan contemplates both internal and acquisition growth in the aforementioned higher margin and more profitable professional services sectors of staffing which represents approximately 72% of total revenue for the 2017 fiscal first quarter compared to approximately 66% of total revenue for the 2016 fiscal first quarter. Industrial contract services revenue for the 2017 fiscal first quarter was approximately $6 million essentially unchanged from the approximate amount recorded in the 2016 fiscal first quarter. The Company’s focus on improved profitability from new and existing accounts and the movement away from lower margin and less profitable staffing customers resulted in the industrial services revenue for the 2017 fiscal first quarter remaining virtually unchanged compared to the prior year fiscal first quarter with a significant increase in that segments contribution to the Company’s GAAP income from operations.

GEE Group’s overall staffing services gross profit margin including direct placement services (recorded at 100% gross margin) for the 2017 fiscal first quarter was approximately 26% versus approximately 30% for the comparable 2016 prior year fiscal first quarter. The change in the overall gross margin from the comparable prior year fiscal first quarter was due to several factors including an increase in contract staffing and change in revenue mix for the 2017 fiscal first quarter and greater direct placement revenue for the 2016 fiscal first quarter. In the professional contract staffing services segment, the gross margin (excluding direct placement services) was approximately 24% for the 2017 fiscal first quarter compared to approximately 30% for the 2016 fiscal first quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue from VMS and MSP accounts, specialty revenue mix composition (information technology, engineering, healthcare and finance and accounting) and gross margin differential from revenue contributed by acquisitions which may have a lower gross margin percentage but a higher dollar gross profit spread (the difference between the bill rates and pay rates). The Company’s industrial staffing services gross margin for the 2017 fiscal first quarter was approximately 16.4% versus approximately 11.7% for the 2016 fiscal first quarter. The increase in industrial services gross margin in the 2017 fiscal first quarter was due to several factors including better pricing for new and existing customers, the shedding of less profitable customers and the benefit of a new workers compensation program.

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The Company’s selling, general and administrative expenses (SG&A) for the fiscal first quarter ended December 31, 2016 declined as a percentage of revenue and was approximately 21.4% compared to approximately 25.6% of revenue for the fiscal first quarter ended December 31, 2015. The Company’s increase in revenue for the 2017 fiscal first quarter, elimination of duplicative costs and expense controls put in place during the quarter and the prior fiscal year contributed to the economies of scale realized in the quarter. SG&A decreased by approximately $13,000 from the 2016 fiscal first quarter to approximately $4.5 million for the 2017 fiscal first quarter.

GEE Group recorded GAAP income from operations of approximately $477,000 for the fiscal first quarter ended December 31, 2016 compared to a GAAP loss from operations of approximately $69,000 for the fiscal first quarter ended December 31, 2015. GAAP net income for the fiscal first quarter ended December 31, 2016 was approximately $51,000 compared to a GAAP net loss for the fiscal first quarter ended December 31, 2015 of approximately $394,000.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses and acquisition, integration, and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) was approximately $1.1 million for the fiscal first quarter ended December 31, 2016 compared to approximately $942,000 for the fiscal first quarter ended December 31, 2015.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with GEE’s solid first quarter performance and are encouraged that our business has gained momentum in January and February. Our leadership teams have made concerted efforts to add sales and delivery talent in addition to beefing up our recruiting capabilities. Thus, we expect to realize the benefits of these investments translating into increased organic revenue growth and profitability for the remainder of this fiscal year. In addition, we anticipate completing significant strategic acquisitions that will be accretive to earnings and add extensively to our service delivery network.”

Mr. Dewan added, “We continue to see strong demand for our services and benefit from a tightening healthy domestic job market with a low white collar unemployment rate of approximately 2.5 percent for college degreed workers. Also, the secular drivers in employment growth trending toward the flexible on demand work force coupled with the anticipated growth in GDP create a favorable macro environment and bright outlook for our business.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA is attached hereto.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended December 31,

(In thousands)

	2016	2015
Net income (net loss), GAAP	$51	$(394)
Interest expense, net	360	325
Income tax expense	66	-
Depreciation expense	79	66
Amortization expense	369	337
Stock compensation & stock option expense	194	162
Acquisition, integration & restructuring	23	446

Non-GAAP adjusted EBITDA	$1,142	$942

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting, and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs' medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Andrew J. Norstrud
813.803.8275
invest@genp.com

SOURCE: GEE Group Inc.

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